Exhibit 99.3 - Joint Filers' Signatures


WARBURG PINCUS & CO.


By: /s/ Scott A. Arenare                                 Date:  January 15, 2009
    ------------------------------                       -----------------------
    Name:   Scott A. Arenare
    Title:  Partner

WARBURG PINCUS LLC


By: /s/ Scott A. Arenare                                 Date:  January 15, 2009
    ------------------------------                       -----------------------
    Name:   Scott A. Arenare
    Title:  Member

WARBURG PINCUS PARTNERS LLC
 By:  Warburg Pincus & Co., its Managing Member


By: /s/ Scott A. Arenare                                 Date:  January 15, 2009
    ------------------------------                       -----------------------
    Name:   Scott A. Arenare
    Title:  Partner



By: /s/ Scott A. Arenare                                 Date:  January 15, 2009
    ------------------------------                       -----------------------
    Name:   William H. Janeway
    By:     Scott A. Arenare*



By: /s/ Jeffrey A. Harris                                Date:  January 15, 2009
    ------------------------------                       -----------------------
    Name:   Jeffrey A. Harris


* Power of Attorney given by Mr. Janeway was previously filed with the SEC on May 22, 2008 as an exhibit to a Form 4 filed by Warburg Pincus Private Equity VIII L.P. with respect to Nuance Communications, Inc.